Exhibit 3.29(a)

ARTICLES OF INCORPORATION	FILED
OF	JAN 21 2000
moneymart.com, INC.	Utah Div. Of Corp. & Comm. Code SRG
We, the undersigned, persons acting as incorporators under the Utah Revised Business Corporation Act, adopt the following Articles of Incorporation for such Corporation:
Article I.
The name of the corporation is moneymart.com, Inc.
Article II.
The purpose or purposes for which the corporation is organized is to engage in and do any lawful act concerning any and all lawful business for which corporations may be organized under the Utah Business Corporation Act and any amendments thereto.
Article III.
The corporation shall have the authority to issue One Hundred (100) shares of stock which stock shall be one class only, which shall be common stock. The common stock shall have the rights provided in the Utah Revised Business Corporation Act.
Article IV.
The address of the corporation’s initial registered office shall be
50 West Broadway
Salt Lake City, Utah 84101 (Salt Lake County)
The corporation’s initial registered agent at such address shall be:
C T Corporation System
I hereby acknowledge and accept appointment as corporation, registered agent:

TARA COFER
/s/ Tara Cofer
Special Assistant Secretary

Article V.
The name and address of the incorporator is:
Abid Tadkod
1436 Lancaster Avenue
Berwyn, PA 19312
IN WITNESS WHEREFORE, I, Abid Tadkod, have executed these Articles of Incorporation in duplicate this 12 day of January, 2000, and say:
That I am the incorporator herein; that I have read the above and foregoing Articles of Incorporation; know the contents thereof and that the same is true to the best of my knowledge and belief, accepting as to matters herein alleged upon information and belief and as to those matters they believe to be true.

/s/ Abid Tadkod
Abid Tadkod, Incorporator

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been
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and approved on this 9, day of May 2002
in this office of this Division and hereby issue
this Certificate thereof.

Examiner RNW Date 05/13/02

/s/ Kattey Berg

Stamp	Kattey Berg
Division Direvtor
AMENDMENT
ARTICLES OF AMENDMENT
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MONEYMART.COM, INC.
     The undersigned hereby certifies pursuant to UCA § 16-10-a-1006:
     FIRST: The name of the Corporation is MONEYMART.COM, INC.
     SECOND: Article I of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:
Article I.
     The name of the corporation is Money Mart Express, Inc.
     THIRD: Articles VI and VII are hereby added to the Articles of Incorporation as follows:
Article VI.
     The Corporation shall, to the fullest extent permitted by UCA § 16-10a-901 et seq., as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law. The indemnification, provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.
Article VII.
     The personal liability of a director to the Corporation or its shareholders monetary damages for breach of duty as a director is hereby eliminated, but such limitation shall not apply to (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the Corporation or the shareholders; (c) a violation of UCA § 16-10a-842; provided, however, that this provision shall not be construed to limit or preclude the liability of a director for
Date:                       05/10/2002
Receipt Number:   572511
Amount Paid:        $25.00
Stamp

any act or omission occurring prior to the effective date hereof.
     FIFTH: This amendment was adopted effective May 9, 2002 by written consent of the Corporation’s sole shareholder (the holder of 100 shares) pursuant to UCA § 16-10a-704.
     In Witness Whereof, under penalties of perjury, I declare that these Articles of Amendment have been examined by me and are, to the best of my knowledge and belief, true, correct and complete, as of May 9, 2002.

/s/ Hilary B. Miller
HILARY B. MILLER
Secretary

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